SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[X]      Preliminary Proxy Statement
[  ]     Confidential, for use of the Commission only (as permitted by
         Rule 14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                       INDUSTRIAL ACOUSTICS COMPANY, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[  ] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies: Common Stock, par value $.10

     2)   Aggregate number of securities to which transaction applies: 627,307

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $11.00

     4)   Proposed maximum aggregate value of transaction: $6,900,377

     5)   Total fee paid: $1,380

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:













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




                                                     Preliminary Proxy Statement
                                                             dated August , 1998


                       INDUSTRIAL ACOUSTICS COMPANY, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                     , 1998


NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of INDUSTRIAL ACOUSTICS COMPANY, INC. will be held at the offices of the Company, 1160 Commerce Avenue, Bronx, New York on , 1998 at 10:00 a.m., New York time, for the following purposes:

     (1) to consider and vote upon a proposal to adopt an Agreement and Plan of Merger pursuant to which (a) IAC Holdings Corp. ("Holdings"), a Delaware corporation, will be merged with and into Industrial Acoustics Company, Inc. (the "Company"), a New York corporation, and
          (b) each outstanding share of common stock of the Company ("Common Stock") owned by Holdings will be cancelled and each outstanding share of Common Stock owned by shareholders other than Holdings will be converted into the right to receive $11.00 per share in cash and the outstanding Shares of Holdings will be converted into new shares of the Common Stock; and

     (2) to transact such other business as may properly come before the meeting and at any postponements or adjournments thereof.

Pursuant to the By-Laws of the Company, the Board of Directors has fixed the close of business on , 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any postponements or adjournments thereof.

If you cannot be present in person please complete, date, sign, and return the accompanying Proxy without delay. A business reply envelope which does not require any postage, if mailed in the United States, is enclosed for your convenience.

Dated:              , 1998

                                 By order of the Board of Directors

                                 INDUSTRIAL ACOUSTICS COMPANY, INC.



                                 Robert N. Bertrand
                                 Secretary













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




                                                     Preliminary Proxy Statement
                                                             dated August , 1998



                       INDUSTRIAL ACOUSTICS COMPANY, INC.
                              1160 COMMERCE AVENUE
                              BRONX, NEW YORK 10462


                              --------------------

                                 PROXY STATEMENT
                              --------------------


                     ---------------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS



                                     , 1998


                     ---------------------------------------

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Introduction and Summary

     Place; Record Date; Quorum; Solicitation. This Proxy Statement is furnished in connection with the solicitation by Industrial Acoustics Company, Inc., a New York corporation (the "Company" or "IAC") for use at a special meeting (the "Meeting") of the Company's shareholders (the "Shareholders") to be held on __________, 1998 at 10:00 a.m. at the Company's principal executive offices located at 1160 Commerce Avenue, Bronx, New York, 10462, and at any postponements or adjournments thereof. The approximate date on which a definitive Proxy Statement and the accompanying proxy will first be mailed to shareholders is __________, 1998.

     Only Shareholders of record at the close of business on , 1998 (the "Record Date"), will be entitled to vote at the Meeting. On that date, there were 2,981,211 shares of the Common Stock of the Company, par value $.10 (the "Common Stock") outstanding and entitled to vote at the Meeting held by approximately 600 shareholders of rec-ord. Based on a statement filed by IAC Holdings Corp. ("Holdings") (a holding company whose principal assets consist of Common Stock of the Company and whose principal executive offices are located at 100 First Stamford Place, Stamford, Connecticut 06902), on Schedule 13D, the Company believes that Holdings owns 2,353,904 shares of Common Stock, representing approximately 79% of the outstanding shares of Common Stock. The sole shareholder of Holdings is International Mezzanine Investment, N.V. ("IMI"), a Netherlands Antilles corporation whose principal executive offices are located at John B. Gorsiraweg 14 Curacao, Netherlands Antilles. The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the meeting.

     Common Stock represented by properly executed proxies, unless previously revoked, will be voted at the Meeting in accordance with the instructions thereon. Each proxy granted may be revoked by a Shareholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of any proxy holder will be suspended if the person who executed the proxy held by such proxy holder attends the Meeting in person and so requests. Attendance at the Meeting will not in itself constitute revocation of the proxy.

     The Company will bear the cost of soliciting proxies in the form enclosed. In addition to solicitation by mail, proxies may be solicited personally, or by telephone, or by employees of the Company, without additional compensation for such services. The Company may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

     Purpose; Merger Agreement. At the Meeting, Shareholders will consider and vote upon a proposal to adopt an Agreement and Plan of Merger dated as of May 20, 1998 (the "Merger Agreement") between the Company and Holdings. The Merger Agreement provides, subject to the approval of Shareholders at the Meeting, for the merger of Holdings with and into the Company, with the Company being the surviving corporation (the "Merger"). Approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock. Since Holdings owns approximately 79% of the Common Stock, adoption of the Merger Agreement is assured if Holdings votes in its favor. Holdings has indicated its intention to vote in favor of the



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

Merger. Pursuant to the Merger Agreement, each outstanding share of Common Stock (other than Common Stock held by the Company as treasury stock and Common Stock held by Holdings), will be converted into the right to receive $11.00 per share in cash (the "Merger Consideration"). Outstanding shares of common stock of Holdings will be converted into the right to receive newly issued shares of common stock of the Company. See "The Merger Agreement." A copy of the Merger Agreement is attached to this Proxy Statement as Exhibit 1.

     Since the Common Stock is designated as a national market system security on the Nasdaq National Market, pursuant to Section 910 of the New York Business Corporation Law (the "BCL"), appraisal rights will not be available to shareholders of the Company. Accordingly, although a Shareholder who objects to the Merger may vote against its adoption, since Holdings has indicated that it will vote in favor of the Merger, the approval by Shareholders is assured and an objecting Shareholder's available alternative may be limited to selling the Shareholder's Common Stock before the Merger takes place.

     The Merger Agreement provides that as a condition to consummation of the Merger, Holdings obtain the funds necessary to enable the Company to pay the Merger Consideration. The Company has been informed by Holdings that Holdings will amend its existing loan agreement with International Mezzanine Capital, B.V. ("IMC"), an affiliate of Holdings dated as of March 19, 1998 to permit Holdings to borrow funds sufficient to pay all or a portion of the Merger Consideration and that the balance of the Merger Consideration (if any) will be made available to Holdings by way of a capital contribution by Holdings' sole shareholder, IMI. The aggregate amount of the Merger Consideration to be paid to the Company's Shareholders is expected to be $6,900,377.

     Recent Stock Prices. On July 31, 1998, the high and low bid prices for the Common Stock as reported on the Nasdaq National Market were $10 1/2 and $10 1/8, respectively, and the last reported sale price was $10 1/8 per share. The last reported trade of the Common Stock prior to the announcement of the Merger took place on May 13, 1998 at a price of $9 1/4. The closing bid price of the Company's Common Stock on May 19, 1998, the day before the Merger was announced to the public was $9 1/4. See "Stock Prices and Suspension of Dividends."

     Recommendation of the Board of Directors. The Board of Directors of the Company has determined that the Merger Agreement is fair to, and in the best interests of, the Company and its Shareholders and has unanimously approved and adopted the Merger Agreement. Certain members of the Board of Directors have conflicts of interest. See "Interests of Certain Persons in the Merger; Conflicts of Interest." See "Special Factors -- Acquisition; Purpose of the Merger; Fairness Factors."

     Subsequent to its initial determination, the Board of Directors received the opinion of Laidlaw & Co. as to the fairness of the Merger Consideration



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

and thereafter the Board unanimously confirmed its conclusion that the Merger Agreement is fair to, and in the best interests of the Company and its Shareholders. See "Special Factors--Laidlaw Review."

     Certain Results of the Merger. As a result of the Merger, Shareholders of the Company will no longer have any continuing interest in the Company, the Company's Common Stock will no longer be traded on the Nasdaq National Market and the registration of the Company's Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company's reporting obligations thereunder will be terminated. After giving effect to the Merger, IMI, the sole shareholder of Holdings, will be the sole shareholder of the Company.

     Interests of Certain Persons in the Merger. Messrs. Maarten D. Hemsley, Robert M. Davies and Robert N. Haidinger (Directors of the Company) are directors of Holdings. Messrs. James A. Read and Martin P. Dineen (Directors of the Company) are officers and directors of Holdings. Mr. Haidinger is the president of a company in which IMI, the sole shareholder of Holdings, has a substantial interest. Menai Group, LLC and Bryanston Management Ltd (companies which are wholly owned by Messrs. Davies and Hemsley, respectively) are partners in IAC Acquisition Partners ("IAC Partners"), a partnership which provides advisory and consulting services to Holdings. See "Interests of Certain Persons in the Merger; Conflicts of Interest."

     Exchange of Certificates. If the Merger is consummated, the Company will send instructions to Shareholders regarding the surrender of stock certificates. SHAREHOLDERS SHOULD NOT SUBMIT ANY STOCK CERTIFICATES AT THE PRESENT TIME.

     Effective Time of the Merger. The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of New York (the "Effective Time"). The filing will occur after all conditions to the Merger contained in the Merger Agreement have been satisfied or waived. The Company and Holdings anticipate that the Merger will be consummated as promptly as practicable following the Meeting.

     Conditions to Consummation of the Merger. The respective obligations of the Company and Holdings to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions, among others: (i) adoption of the Merger Agreement by the holders of the Company's Common Stock; (ii) the absence of any statute, rule, injunction or order that would prevent consummation of the Merger; (iii) the receipt of all required authorizations, consents and approvals; (iv) Holdings having obtained funds or arranged financing sufficient to enable the Company to pay the Merger Consideration and (v) the performance of and compliance with all agreements and obligations of the parties under the Merger Agreement.



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

     Termination of the Merger Agreement. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by the Board of Directors of the Company or by Holdings. See "The Merger Agreement -- Termination."

Special Factors

     Acquisition; Purpose of the Merger; Fairness Factors. On March 19, 1998, Holdings became the owner of 2,353,904 shares of the Common Stock, or approximately 79% of the issued and outstanding shares of the Common Stock of the Company. Holdings acquired 1,914,429 of such shares from Martin Hirschorn, the Company's founder and, until May 1998, its Chief Executive Officer, and 439,475 of such shares from certain other management and institutional shareholders, in each case for $11.00 per share. On March 19, 1998, Messrs. John
M. Handley, Michael W. Hirschorn, Arnold W. Kanarek and Jorgen Svendsen resigned from the Board of Directors of the Company and on March 20, 1998 the remaining Directors appointed Messrs. Robert M. Davies, Martin P. Dineen, Robert N. Haidinger, Maarten D. Hemsley and James A. Read as Directors of the Company. See "--Background of Change of Control."

     The Board of Directors, after Holdings' acquisition of 79% of the Common Stock, considered the position, prospects and future of the Company generally and as a company with public shareholders specifically and discussed such matters with representatives of Holdings. For the reasons discussed below, the Board of Directors determined in May of 1998 that it was not in the best interests of the Company or its Shareholders for IAC to remain a company with public shareholders and therefore the Board considered the proposed merger of Holdings with and into the Company, and concluded that such Merger would be both fair and in the best interests of the Company, its employees and both its affiliated and unaffiliated Shareholders. Certain members of the Board of Directors have conflicts of interests. See "Interests of Certain Persons in the Merger; Conflicts of Interest." The same conclusion was reached by Holdings, and by those members of the Board of Directors affiliated with Holdings, IMI, IMC and IAC Partners. However, none of IMI, IMC or IAC Partners or their respective executive officers, directors or partners made any recommendation in support of or opposed to the Merger (other than the recommendation of the Merger as directors by those persons who are also directors of the Company).

     The negative factors considered by the Board which weighed against consummation of the Merger were the time and cost involved in effecting the transaction and the fact that the Company would no longer be registered under the Exchange Act, which would make it difficult for the Company to pursue financing publicly. However, these countervailing factors were viewed as being less significant than the ultimate benefits of the Merger to the Company and its employees.

     The Board of Directors, which includes Martin Hirschorn and Frederic M. Oran (the Company's Chief Executive Officer since May 1998), both of whom sold all the shares in the Company that they owned to Holdings in March 1998 at a price of $11.00 per share, unanimously approved the Merger Agreement on May 20, 1998. Certain members of the Board of Directors have conflicts of interests. See "Interests of Certain Persons in the Merger; Conflicts of Interest." The Company and Holdings entered into the Merger Agreement on May 20, 1998. In approving the Merger Agreement and reaching its conclusions as to the fairness of the Merger to unaffiliated Shareholders, the Board of Directors considered the following factors in particular: (a) providing minority Shareholders with the same opportunity to dispose of their shares at the price obtained from Holdings by the Company's founder, management and certain institutional holders, which was at a premium to the recent market price and reflected a "control premium"; (b) the limited market for the Company's Common Stock as has existed in recent years and the resulting limited ability of minority Shareholders to realize on their investment in the Company; and (c) the urgent need for the Company's management to take actions to reverse operating losses, which may, in the short term, adversely affect the Company's operating results.

     Equivalent Price; Premium Over Market Price. In transactions with Holdings, the founder and former Chief Executive Officer of the Company, Martin Hirschorn, Frederic M. Oran, and other members of management and certain institutional holders were able to receive $11.00 per share on their investment. This price was negotiated on an arms-length basis between these unaffiliated parties after giving effect to the recent trading range for the Common Stock and the Company's financial position and prospects and recognizing a "control premium". See "-- Background of Change of Control." In considering the fairness of the Merger, the Board of Directors gave particular weight to this factor.

     The average market price of the Common Stock for the period from March 19, 1998 (the date Holdings acquired its interest in the Company) to May 20, 1998 (the date the Merger Agreement was executed) was $9.71. The closing bid price for the Common Stock on May 19, 1998, the day before the Merger was announced to the public, was $9 1/4. The last reported trade of the Common Stock during that period took place on May 13, 1998 at a price of $9 1/4. The Merger Consideration of $11.00 per share represents a premium of 19% to such last reported trade. See "Stock Prices and Suspension of Dividends." In considering the fairness of the Merger to minority shareholders, the Board of Directors also gave significant weight to this factor.

     Limited Trading Market. For several years there has a been a limited market for the Company's Common Stock on the NASDAQ system. There are currently only two market makers for the Common Stock. Additional purchases of some, but not all of the outstanding shares of Common Stock by Holdings would only serve to further contract the market for the Common Stock, thus resulting in an increasingly illiquid minority.

     At July 31, 1998, the Company had approximately 600 holders of 627,307 shares of Common Stock, excluding shares held by Holdings. The Company understands



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

that during the twelve months ended July 31, 1998, there were only 117 trades of the Common Stock involving an aggregate of 97,365 shares of its Common Stock.

     Other factors considered by the Board of Directors in determining that the Company and its employees would be better served by private ownership included:
1. the ongoing cost to the Company of regulatory compliance as a public company without the benefit of having a ready market for its securities; 2. greater operating flexibility in the management of the business to remedy recent adverse operating results; and 3. disappointing results of operations which, as a result of the Company's public status, become available to its competitors.

     Cost of Regulatory Compliance. The Company estimates that it spends approximately $160,000 on an annual basis on costs solely related to being a publicly-held entity, including legal, accounting, insurance, printing and mailing costs. The Board considered the ongoing costs of remaining a public company without the benefit of having a ready market for its securities in its determination to approve the Merger.

     Operating Flexibility. The Board is of the opinion that the Merger would enable management to concentrate their efforts on reversing the Company's operating losses and improving long-term growth of its businesses and to make business decisions and acquisitions free from the constraints of public ownership, which the Board of Directors believes often places undue emphasis on short-term considerations. The Board of Directors also believes that the short-term effect of such restructuring efforts on the future market value of Common Stock may be negative. The Board therefore believes that prospects for achieving the necessary business turnaround would improve if it were no longer a public company.

     Competitive Disadvantages. As a consequence of its publicly-held status, the Company is required to file and make public detailed and periodic reports about its operations and its financial status. The Company's detailed financial reports disclose to the public (including the Company's competitors, customers, suppliers and employee labor unions) operating losses which may be used to the detriment of the Company by its competitors and in negotiations and dealings with others. Certain of the Company's competitors are privately-owned companies, not required to disclose publicly such sensitive financial details of their operations. At the same time, competitors have the advantage of examining the Company's financial statements. Those of the Company's competitors which are publicly-held are either significantly larger, and engaged in a broader spectrum of activities, or are subsidiaries of larger, diversified public companies whose financial information is disclosed on a consolidated basis with other lines of business. As to such competitors, required financial disclosures do not reveal detailed information regarding the operations of those components directly competitive with the Company. The Board of Directors believes that private ownership of the Company would not only eliminate the requirement to disclose results of operations but, as discussed above, would also provide management of the Company with the



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

operating flexibility to focus on and improve the Company's results of operations on a long-term basis. The value of such flexibility cannot be quantified.

     Certain Results of Merger. As a result of the Merger, IMI will own all of the outstanding equity interests of the Company (subject to agreements to grant options in Common Stock to IAC Partners), so that IMI's interest in the Company, including its future net earnings, will increase from approximately 79% to 100% in return for the aggregate Merger Consideration of $6,900,377. According to the terms of the Merger Agreement, each share of Common Stock (except treasury shares and shares owned by Holdings) will be converted into the right to receive the Merger Consideration of $11.00 per share. As a result, the Common Stock held by existing Shareholders will no longer represent an equity interest in the Company and will no longer share in future earnings or losses of the Company, the risks associated with such earnings and losses, or the potential to realize greater value in the event that strategic acquisitions, divestitures or other extraordinary corporate transactions are pursued by the Company in the future. Neither the Company nor, to the knowledge of the Company, Holdings now has any such transactions under consideration. At September 30, 1997, the last quarterly reporting date prior to the execution of a letter of intent between IAC Partners and Martin Hirschorn for the sale of his shares, net book value of the Company was approximately $41,009,000 or $13.77 per share. At March 31, 1998, the net book value of the Company had declined to approximately $39,221,000, or $13.17 per share of Common Stock and at June 30, 1998 had further declined to approximately $36,784,000 or $12.34 per share. Before giving effect to the Merger, Holdings' 79% interest had a net book value to Holdings (that is, its investment including the principal amount of the Loan but excluding transactional expenses) of approximately $25,893,000, or $11.00 per share of Common Stock. After giving effect to the Merger, Holdings will own all of the outstanding shares of Common Stock of the Company and will have made an investment, on a comparable basis, of approximately $32,793,000 or $11.00 per share of pre-Merger Common Stock. The Company has reported net losses of $.78, $.58 and $.41 per share for the quarters ended June 30 and March 31, 1998 and the year ended December 31, 1997, respectively, and net income of $.12 per share for the year ended December 31, 1996. The Company cannot predict when its recent operating losses may be reversed.

     Following the Merger, it is anticipated that the registration of the Common Stock under the Exchange Act will be terminated and that the Company will no longer file reports under the Exchange Act. In addition, upon consummation of the Merger, Holdings' obligation under an uncollateralized loan of approximately $17 million from IMC, a subsidiary of IMI (the "Loan"), will become an obligation of the Company's and the option held by IAC Partners to acquire 12% of the common stock of Holdings will become an option to acquire 12% of the Common Stock of the Company. See "-- Background of Change of Control."

     Federal Income Tax Considerations. The receipt of cash for Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Code, and also may be a taxable transaction under applicable state, local and other tax laws. In general, a Shareholder will recognize gain or loss equal to the difference between the tax basis for the Common Stock held by such Shareholder and the amount of cash received in exchange therefor. See "Certain Federal Income Tax Consequences of the Merger."

     Board and Shareholder Approval; Independent Opinion. On May 20, 1998, the Board of Directors of the Company approved the Merger unanimously. Certain members of the Board of Directors have conflicts of interest. See "Interests of Certain Persons in the Merger; Conflicts of Interest." No unaffiliated advisor to the Board, any group of Directors or the Shareholders was retained prior to May 20, 1998 for purposes of negotiating or reporting on the fairness of the Merger. Subsequently, the Board engaged Laidlaw & Co. ("Laidlaw"), an investment bank, to perform a financial analysis and to consider the fairness of the Merger Consideration. See - "Laidlaw Review." In approving the Merger, the Board considered the recent completion of Holdings' acquisition and its willingness to effect the Merger at the same price per share being paid to minority shareholders, which price Holdings and Mr. Hirschorn had negotiated at arms-length. Holdings, IMI and IAC Partners considered the historic financial results and position of the Company generally when the price between Holdings and Mr. Hirschorn was agreed, made numerous inquiries to confirm the nature and extent of the Company's assets and liabilities, and performed extensive financial analyses. However, prior to approval of the Merger by the Board on May 20, 1998, no going concern or liquidation valuations were performed for the Board. In considering the Merger, the Board of Directors did not undertake any additional financial analyses to determine whether the Merger Consideration was fair to unaffiliated shareholders. Based primarily on the fact that the Merger Consideration of $11.00 per share represents a premium over the recent market price of the Common Stock and that the price was agreed as a result of arms-length negotiations between Holdings and Mr. Hirschorn, the Board of Directors determined that additional financial analysis was not necessary to reach a fairness determination. The Board of Directors also concluded that as a result of the arms-length nature of the negotiations between Holdings and Mr. Hirschorn and the fact that the price per share reflected a premium over the market value of the Company, the process used in arriving at the Merger Consideration was procedurally fair to all shareholders, including those not affiliated with Holdings, IMI, IMC or IAC Partners. Certain members of the Board of Directors have conflicts of interest. See "Interests of Certain Persons in the Merger; Conflicts of Interest."

     Adoption of the Merger Agreement requires that it be approved by the holders of two-thirds of the shares of Common Stock. Given the approximately 79% interest of Holdings, the favorable vote of Holdings would assure such approval. The Merger has not been structured to require the approval of a majority of unaffiliated Shareholders.

     Although the net book value per share of Common Stock was $13.71 at March 31, 1998, the Board of Directors, Holdings, IMI, IMC and IAC Partners concluded that recent net losses incurred by the Company of $.78, $.58 and $.41 per share for the quarters ended June 30 and March 31, 1998 and the year ended December 31, 1997, respectively, and the lack of certainty as to when these losses may be reversed, did not make book value a reliable indicator as to the going-concern value of the Company. At June 30, 1998 the net book value per share of Common Stock was $12.34.

     Although it is impracticable to assign a specific weight given to each of the factors considered by the Board, the most heavily weighted factors in the Board's decision were the premium being paid over the market price of the Common Stock and the arm's length negotiation of the $11.00 price per share paid by Holdings to Mr. Hirschorn. See "-- Acquisition; Purpose of the Merger; Fairness Factors."

     Laidlaw Review. On July 22, 1998, the Company retained Laidlaw to perform a financial analysis of the Merger and to consider the fairness of the Merger Consideration previously approved by the Board of Directors, from the perspective of shareholders not affiliated with Holdings, IMI, IMC or IAC Partners. Laidlaw was engaged to provide an additional level of procedural fairness to such unaffiliated holders. Laidlaw has no other relationship to the Company, Holdings, IMI, IMC or IAC Partners.

     Laidlaw, founded in 1842, is a privately held, full service, international investment bank which serves domestic and international corporations and investors. Laidlaw's capabilities include asset management, institutional and retail sales, trading, research and investment banking. As part of its investment banking services, Laidlaw is engaged in public offerings and private placements of both debt and equity securities. Additionally, Laidlaw offers its clients a wide array of advisory services including merger and acquisitions, divestitures, recapitalizations and fairness opinions.

     On July 31, 1998, Laidlaw delivered its conclusions (the "Laidlaw Review") with respect to the Merger and the fairness of the Merger Consideration to the Board of Directors of the Company.

     In summary, among other things, Laidlaw (i) reviewed certain publicly available business and financial information, (ii) reviewed certain other information, including financial forecasts provided by the Company, and (iii) met with the Company's and Holdings' management to discuss the business and prospects of the Company.

     Based on the above procedures Laidlaw concluded that the consideration of $11.00 per share to be paid to the Company's shareholders was fair from a financial point of view.

     On July 31, 1998 the Board of Directors met to consider the Laidlaw Review. Based on the Laidlaw Review, as well as the various factors relating to the Merger which it had previously considered, and further operating losses incurred since the May 20, 1998 approval of the Merger, the Board of Directors unanimously reapproved the Merger.

     A copy of the opinion of Laidlaw is available for inspection and copying at the principal executive offices of the Company located at 1160 Commerce Avenue, Bronx, New York during regular business hours (9:00 a.m. to 5:00 p.m.) by any interested Shareholder or representative of a Shareholder who has been so designated in writing.

     Background of Change of Control. In November 1997, IAC Partners approached Mr. Hirschorn with a view toward arranging a purchase of Mr. Hirschorn's stock in the Company. After a lengthy due diligence investigation, IAC Partners negotiated a preliminary agreement with Mr. Hirschorn and IAC Partners approached IMI, a Netherlands Antilles company engaged in the business of investing in companies in the United States and Europe, about investing in the Company.

     IMI decided to pursue an acquisition of the Common Stock of the Company held by Mr. Hirschorn and certain other management and institutional shareholders of the Company.

     IMI organized Holdings as a wholly-owned subsidiary of IMI to effect the stock acquisition. In January 1998, Holdings entered into separate stock purchase agreements with Mr. Hirschorn and the other selling Shareholders. On March 19, 1998, Holdings and Mr. Hirschorn signed an amendment to the stock purchase agreement between them waiving certain financial conditions to closing and effecting a minor change in the number of shares being purchased. On that date, Holdings acquired 2,353,904 shares of the Common Stock of the Company, or approximately 79% of the issued and outstanding shares of the Common Stock of the Company, 1,914,429 of which were purchased from Mr. Hirschorn and 439,475 of which were purchased from the other selling Shareholders, all at a price of $11.00 per share.

     In order to effect the acquisition, Holdings received an equity contribution of approximately $10 million from IMI and an uncollaterized loan of approximately $17 million from IMC, a subsidiary of IMI. Interest on the unpaid principal amount of the Loan accrues at a rate per annum equal to LIBOR (as defined in the IMC-Holdings loan agreement) plus 3.50 percent. The Loan matures on March 19, 2000. The Company has been informed by Holdings that Holdings will amend the IMC-Holdings loan agreement to allow for additional borrowings by Holdings in order to enable the Company to pay all or a portion of the Merger Consideration. If the Merger is consummated, the Loan, including any additional borrowings, will become an obligation of the Company and its maturity could be accelerated. No arrangements have been made to repay or refinance the Loan. IMI will make a capital contribution to Holdings in an amount sufficient to pay the balance, if any, of the Merger Consideration.

     Holdings and IAC Partners have agreed that IAC Partners would receive a due diligence and consulting fee equal to 1.5% of the total consideration paid by Holdings in the acquisition and would be granted an option to acquire 12% of the common stock of

Holdings on a fully diluted basis, exercisable upon the sale by Holdings of all or a majority of its interest in the Company, at an exercise price equal to the net cost of IMI's equity investment in Holdings on a per share basis. Upon consummation of the Merger, such option would become an option to acquire 12% of the Common Stock of the Company on a fully diluted basis, exercisable upon the sale by IMI of all or a majority of its interest in the Company. Holdings and Messrs. Hemsley and Davies also expect to enter into a management agreement pursuant to which Messrs. Hemsley and Davies will agree to provide certain management services to Holdings relating to its investment in the Company, including providing the services of Messrs. Hemsley and Davies as officers or directors of the Company, if so requested.

     Immediately after the closing of the acquisition by Holdings, Messrs. Handley, Michael Hirschorn, Kanarek and Svendsen resigned from the Board of Directors of the Company and, on March 20, 1998, the remaining Directors appointed Messrs. Davies, Dineen, Haidinger, Hemsley and Read to join Mr. Hirschorn and Frederic Oran as members of the Board of Directors. On April 28, 1998, the Board of Directors accepted the resignations of Arnold Kanarek and John Handley as senior officers of the Company, which resignations became effective on May 1, 1998. Mr. Hirschorn also resigned as an executive officer of the Company but remains the Chairman of the Board of Directors. On April 28, 1998, the Board of Directors elected Frederic Oran as President and Chief Executive Officer of the Company, Robert N. Bertrand as Senior Vice President of Finance and Administration and Secretary, and Robert A. Schmidt as Senior Vice President of Marketing and Sales, all as of May 1, 1998.

Interests of Certain Persons in the Merger; Conflicts of Interest

     Messrs. Maarten D. Hemsley, Robert M. Davies and Robert N. Haidinger (Directors of the Company) are directors of Holdings. Messrs. James A. Read and Martin Dineen (Directors of the Company) are officers and directors of Holdings. Messrs. Read and Dineen are affiliated with a private management group which is the sole investment advisor to IMI, which owns 100% of the capital stock of Holdings. As a principal of Mezzanine Management Ltd., an investment advisor to IMI, Mr. Read may receive fees from IMI in connection with the provision of services. Mr. Dineen is a salaried employee of Mezzanine Management Ltd. Through companies owned by them, Messrs. Davies and Hemsley control IAC Partners which, if requested, has agreed to provide advisory and consulting services to Holdings. In addition, IAC Partners holds an option to acquire 12% of the common stock of Holdings on a fully diluted basis. Upon consummation of the Merger, such option would become an option to acquire 12% of the Common Stock of the Company on a fully diluted basis. Through IAC Partners, Mr. Davies and Mr. Hemsley have an indirect interest in 80% of such option and 80% to 100% of fees for such advisory and consulting services depending on the type of services provided. Mr. Haidinger is president of a company in which IMI has a substantial interest. Although Mr. Haidinger may not have a conflict of interest that is financial in nature, his relationship with IMI may be such that scenarios may arise where the interests of the Company differ from those of IMI. The nature of these conflicts is such that the Directors indicated may have an interest in the Company beyond their status as directors. Any increase in the value of the Company may benefit not only Holdings and persons affiliated or associated with Holdings (including its directors), but also management and employees of the Company.

Regulatory Approvals

     The Company does not believe that any federal or state requirements must be complied with or that approval must be obtained in connection with the Merger, other than filings required pursuant to federal securities laws and the filing of the Certificate of Merger with the Secretary of State of New York and the Secretary of State of Delaware.

Material Federal Income Tax Consequences of the Merger

     The receipt of cash for Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Code, and also may be a taxable transaction under applicable state, local and other tax laws.

     In general, a Shareholder will recognize gain or loss equal to the difference between the tax basis for the Common Stock held by such stockholder and the amount of cash received in exchange therefor. Such gain or loss will be capital gain or loss if the Common Stock in the hands of the Shareholder is a capital asset and, in the case of non-corporate Shareholders, generally will be long-term gain or loss if the holding period for the Common Stock is more than eighteen months prior to the Effective Date and mid-term gain or loss if the holding period is more than one year but not more than eighteen months prior thereto. In certain circumstances, Shareholders who are individuals may be entitled to preferential treatment for long-term and mid-term capital gains; however, the ability to offset capital losses against ordinary income is limited. If the holding period is less than one year then the gain or loss will be short term gain or loss.

     Long-term capital gains recognized by Shareholders who are individuals are taxable at a maximum rate of 20% and mid-term capital gains are taxable at a maximum rate of 28% (as compared with a maximum rate of 39.6% on ordinary income). Corporations generally are subject to tax at a maximum rate of 35% on both capital gains and ordinary income. The distinction between capital gain and ordinary income may be relevant for certain other purposes, including the taxpayer's ability to utilize capital loss carryovers to offset any gain recognized.

     If a Shareholder has long-term, mid-term and short-term capital transactions during the year, a multi-step netting process occurs. First, gains and losses within each group are netted separately. The long-term capital gains, if any, are offset by net short-term capital losses, if any. Short-term capital losses are then applied to reduce any mid-term capital gain from the 28% group. A net loss from the 20% group is used first to re-duce net gain from the 28% group. A net loss in the 28% group may be used to offset gain from the 20% group.

     If the result of combining all of the Shareholder's capital gains and losses during the taxable year is a net capital gain, the full amount of such gain will be included in the Shareholder's gross income. Any net capital gain that is attributable to a particular rate group is taxed at that group's marginal tax rate. In general, if the result of combining all such capital gains and losses recognized during the taxable year is a net capital loss, a Shareholder that is a corporation may not deduct any portion of such loss, and a Shareholder that is not a corporation (such as an individual) may deduct such loss only to the extent that it does not exceed $3,000 ($1,500 in the case of a married individual filing a separate return), with the remainder available for carryover into future taxable years.

     The foregoing discussion may not be applicable to Shareholders who acquired their Common Stock pursuant to the exercise of options or other compensation arrangements or who are not citizens or residents of the United States or who are otherwise subject to special tax treatment under the Code.

     THE FOREGOING DISCUSSION IS THE COMPANY'S INTERPRETATION OF THE TAX CONSEQUENCES OF THE MERGER AND IS BASED ON THE PROVISIONS OF THE CODE, TREASURY REGULATIONS, RULINGS AND JUDICIAL DECISIONS NOW IN EFFECT, ALL OF WHICH ARE SUBJECT TO CHANGE. ANY SUCH CHANGES MAY BE APPLIED RETROACTIVELY IN A MANNER THAT COULD ADVERSELY AFFECT SHAREHOLDERS. EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO IT, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS OF THE RECEIPT OF CASH FOR COMMON STOCK PURSUANT TO THE MERGER.

The Merger Agreement

     The following is a summary of the material terms of the Merger Agreement, a copy of which is attached as Exhibit 1 to this Proxy Statement. Such summary is qualified in its entirety by reference to the Merger Agreement.

     The Merger Agreement provides that, upon the terms and subject to the conditions thereof, and in accordance with the BCL, at the Effective Time of the Merger, Holdings shall be merged with and into the Company, with the Company being the surviving corporation.

     The Merger Agreement provides that at the Effective Time, by virtue of the Merger and without any action on the part of Holdings, the Company or the holders of Common Stock:

          (a) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Common Stock owned by Holdings and Common Stock held by the Company as treasury stock) will be cancelled and will be converted automatically into the right to receive, in cash, from the Company an amount equal to $11.00 per share payable, without interest, to the holder of each such share, upon surrender of the certificate that formerly evidenced such share;

          (b) Each share of common stock of Holdings issued and outstanding immediately prior to the Effective Time will be cancelled and converted into a new share of common stock of the Company issued and outstanding, and no payment or distribution will be made with respect thereto; and

          (c) Each share of Common Stock held by Holdings or in the Company's treasury will be cancelled.

     Employees holding options under the Company's 1995 Stock Option Plan, as amended, will be entitled, under the terms of the plan, to receive the difference between the exercise price of each such option per share and $11.00 multiplied by the number of shares of Common Stock subject to such options.

     Under the Merger Agreement, the respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) the Merger Agreement and the transactions contemplated thereby have been approved and adopted by the affirmative vote of the holders of a two-thirds of the Company's Common Stock; (b) there is no statute, rule, injunction or order that would prevent consummation of the Merger; (c) all required authorizations, consents and approvals have been obtained; (d) Holdings having obtained funds or arranged financing sufficient to pay the Merger Consideration; and (e) all agreements and obligations of the parties under the Merger Agreement have been performed and complied with.

     Termination. The Merger Agreement may be terminated and the Merger and the other transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of the Merger Agreement and the transactions contemplated thereby by the shareholders of the Company or by Holdings.

     Amendment and Waiver. The Merger Agreement may be amended in writing by the parties thereto or by their respective Boards of Directors at any time prior to the Effective Time. Except as otherwise provided by the Merger Agreement, any party thereto may (i) extend the time for the performance of any obligation or other act of any other party thereto, (ii) waive any inaccuracy in the representations and warranties contained therein and (iii) waive compliance with any agreement or condition contained therein.

Accounting Treatment

     The Merger wll be treated as a pooling of interests for accounting purposes.

Stock Prices and Suspension of Dividends

     The Company's Common Stock is traded over the counter on the Nasdaq National Market under the symbol IACI. As of August 3, 1998, there were approximately 600 shareholders of record. Market price ranges (high and low bid quotations) obtained from the Nasdaq Stock Market's Summary of Activity for the Common Stock for the third calendar quarter through August 3, 1998 and the first and second calendar quarters of 1998 and for each quarter of the fiscal years ended December 31, 1995, 1996 and 1997 were as follows:

                                                       High             Low
                                                       ----             ---
          1995

          First Quarter                                16 1/4           15
          Second Quarter                               16               14 1/2
          Third Quarter                                16               9 3/4
          Fourth Quarter                               11 1/2           10

          1996

          First Quarter                                11                9 3/4
          Second Quarter                               11 1/2            10
          Third Quarter                                11                9 1/2
          Fourth Quarter                               11 1/4            8 1/2

          1997

          First Quarter                                16                8 3/4
          Second Quarter                               11 1/4            8
          Third Quarter                                 9 1/2            8 1/4
          Fourth Quarter                               11 1/4            8 1/2

          1998

          First Quarter                                11                9 7/8
          Second Quarter                               10 7/8            9 1/16
          Third Quarter (through August 3, 1998)       10 1/8            10

     The closing bid price of the Company's Common Stock on May 19, 1998, the day before the Merger was announced to the public, was $9.25.

     The Board of Directors did not declare a dividend for the year ended December 31, 1997. A dividend of $.10 per share was paid on March 21, 1997 to shareholders of record on March 14, 1997 for the year ended December 31, 1996. A dividend of $.10 per share was paid on March 22, 1996 to shareholders of record on March 15, 1996 for the year ended December 31, 1995.


Information With Respect to Holdings, IMI, IMC and IAC Partners

     The sole stockholder of Holdings is IMI. The address of the principal executive offices of IMI is John B. Gorsiraweg 14, P.O. Box 3889, Curacao, Netherlands Antilles. IMI is a private company which invests in the debt and equity securities of corporations in Europe and the United States. IMC is a wholly owned subsidiary of IMI. Its principal executive offices are located at Herengracht 424, 1017BZ, Amsterdam, The Netherlands and its principal business is investing in the debt and equity securities of corporations in Europe and the United States. IAC Partners is a partnership whose principal executive offices are located at 82 Powder Point Avenue, Duxbury, Massachusetts 02332. IAC Partners was formed in connection with the Acquisition and its only continuing business is providing advisory and consulting services to Holdings. Set forth below is certain information concerning the Directors and Executive Officers of Holdings, IMI, IMC and IAC Partners.

Directors and Executive Officers of Holdings

Name and Business Address                   Principal Occupation                Citizenship

James A. Read                               Managing Director                   USA
  c/o Mezzanine Management Ltd.             Mezzanine Management Ltd.
  Mansfield House                           (an investment advisor to IMI)
  One Southampton Street
  London WC2/ROLR England

Robert M. Davies                            Merchant Banking                    United Kingdom
  c/o The Menai Group LLC                   Managing Director
  100 First Stamford Place                  Menai Capital LLC
  6th Floor
  Stamford, Connecticut  06902

Maarten D. Hemsley                          Merchant Banking                    United Kingdom
  c/o Bryanston Management Ltd.             Managing Director
  82 Powder Point Avenue                    Menai Capital LLC
  Duxbury, Massachusetts  02332

Martin P. Dineen                            Vice President                      USA
  c/o Mezzanine Management LLC              Mezzanine Management LLC
  100 First Stamford Place - 6th Floor
  Stamford, Connecticut  06902



                                      -17-

Robert M. Haidinger                         President, CEO                      USA
  c/o JJI Lighting Group                    JJI Lighting Group
  67 Holly Hill Lane
  Greenwich, Connecticut  06830

--------------------

Messrs. Read and Haidinger have been at their respective present positions for more than the last 5 years. Prior to his current employment, Mr. Davies was Vice President of Wexford Capital Corporation from 1994 to March 1997. From September 1993 to May 1994, he was Managing Director of Steinhardt Enterprises, Inc. and from 1987 to August 1993, he was Executive Vice President of the Hallwood Group Incorporated. Mr. Dineen was involved in banking with Chase Manhattan Bank from 1989 to 1995 and with Bank of Boston from 1995 to 1997. In addition to his position with Menai Capital LLC, Mr. Hemsley has been President of Bryanston Management Ltd. since 1993.

Directors of IMI and IMC

     Each of the persons named below is a director of both IMI and IMC other than MeesPierson Trust (Curacao) N.V. which is a director of IMI but not IMC and Mr. Schouten who is a director of IMC but not IMI. Other than Mr. Schouten, whose principal occupation is to act as a director of IMC (and First Britannia Mezzanine Capital B.V., an unrelated investing corporation advised by Mezzanine Management Ltd.), IMI and IMC have no executive officers.

Name and Business Address                   Principal Occupation               Citizenship

D. Thomas Abbott                            Chairman                           USA
c/o Mees Pierson Holdings, Inc.             Mees Pierson Holdings, Inc.
31 Stamford Plaza
310 Tresser Boulevard
Stamford, CT  06901-3239

Ian Cotterill                               Director,                          United Kingdom
c/o HSBC Investment Bank plc                Hongkong Shanghai Bank
Vintner's Place
68 Upper Thames Street
London EC4V 3BJ, England

Franz Horhager                              Director,                          Austria
c/o Bank Austria AG                         Bank Austria AG
Am Hof 2
A-1010 Vienna, Austria

A. Kipp Koester                             Managing Director,                 USA
c/o The Northwestern Mutual Life            The Northwestern Mutual Life
  Insurance Company                           Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202-4797



                                      -18-

Hamish Mair                                 Associate Director,                United Kingdom
c/o Scottish Eastern Investment             Martin Currie Investment
  Trust plc                                   Management Ltd.
Saltire Court
20 Castle Terrace
Edinburgh EH1 2ES Scotland

MeesPierson Trust (Curacao) N.V.            Trust company
John B. Gorsiraweg 14                                                          Netherlands Antilles
P.O. Box 3889
Curacao
Netherlands Antilles

Muneef Othman                               Executive Director                 United Arab
Abu Dhabi Investment Authority              Abu Dhabi Investment Authority     Emirates
P.O. Box 3600
Abu Dhabi, United Arab Emirates

Jacobus Schouten                            Director, IMC                      The Netherlands
c/o International Mezzanine                   and First Britannia Mezzanine
   Capital B.V.                               Capital B.V.
Herengracht 424
1017 BZ Amsterdam
The Netherlands

Charles E. Symington                        Vice President,                    USA
c/o Metropolitan Life Investment            Metropolitan Life Investment
  Company                                     Company
43 Pippins Way
Morristown, N.J.  07960

Stephen Weber                               Director Equities                  United Kingdom
c/o Norwich Union Life & Pensions           Norwich Union Life & Insurance
  Limited                                     Society
P.O. Box 150
37 Surrey Street
Norwich NR1 3UZ England

-----------------------------

     From December 1993 to May 1995, Mr. Abbot was Chairman and Chief Executive Officer of Savin Corp. Prior to December 1993, he was President of Harvest Group, Inc. Messrs. Horhager, Cotterill, Symington, Weber, Mair, Othman and Schouten have been at their respective present positions for more than the last five years. From 1993 to 1997, Mr. Koester was Vice President of Northwestern Mutual Life Insurance Company.

Partners of IAC Partners

Name and Business Address                   Principal Occupation                Citizenship

Robert M. Davies(1)                         Merchant Banking                    United Kingdom
  c/o The Menai Group LLC                   Managing Director


                                      -19-

  100 First Stamford Place                  Menai Capital LLC
  6th Floor
  Stamford, Connecticut  06902

Maarten D. Hemsley(1)                       Merchant Banking                    United Kingdom
  c/o Bryanston Management Ltd.             Managing Director
  82 Powder Point Avenue                    Menai Capital LLC
  Duxbury, Massachusetts  02332

Robert P. Schreimer                         Attorney                            USA
  c/o StoneRidge Partners, Inc.
  650 Third Avenue - 3rd Floor
  New York, New York  10016

David Stoller                               Attorney                            USA
  c/o Millbank, Tweed, Hadley & McCloy
  1 Chase Manhattan Plaza
  New York, New York  10005


-----------------------------

(1) The interests of Messrs. Davies and Hemsley in IAC Partners are held by the Menai Group LLC, which is wholly owned by Mr. Davies , and Bryanston Management Ltd., which is wholly owned by Mr. Hemsley.

Expenses

     It is estimated that the following expenses will be incurred in connection with the Merger, all of which have been or will be paid by the Company:


     SEC Filing Fee..................................       $  1,380
     Laidlaw & Co opinion fee........................         50,000
     Legal Fees and Expenses.........................        100,000
     Accounting Fees and Expenses....................         10,000
     Printing Expenses...............................          5,000
     Miscellaneous...................................          3,620
                                                             -------
              Total..................................       $170,000
                                                             =======

     In connection with the Merger, neither the Company nor Holdings anticipate incurring any appraisal or solicitation fees or expenses. Proxies may be solicited by employees of the Company without additional compensation.

Independent Auditors

     PriceWaterhouseCoopers LLP are the Company's independent auditors. Representatives of PriceWaterhouseCoopers LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Other Matters

     The Board of Directors knows of no other matters which will be presented for consideration at the Meeting. However, if any other matter is properly brought before the Meeting, it is the intention of the persons named in the proxy forms to vote the Proxies in accordance with their best judgment.

Shareholder Proposals

     If the Merger is consummated, no public annual meetings of shareholders of the Company will be held in the future. If the Merger is not consummated, and because the date of any such meeting cannot currently be determined, Shareholders will be informed (by press release or other means determined reasonable by the Company) of the date of such meeting and the date that Shareholder proposals for inclusion in the proxy material must be received by the Company, which proposals must comply with the rules and regulations of the Securities and Exchange Commission ("SEC") then in effect.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10 percent of the outstanding Common Stock to file reports of ownership and changes in ownership with the SEC. Based solely on reports and other information submitted by executive officers and directors, the Company believes that during the year ended December 31, 1997, and prior fiscal years, each of its executive officers, directors and persons who owns more than 10 percent of the outstanding Common Stock filed all reports required by Section 16(a).

Available Information

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports and other information may be inspected and copied or obtained by mail upon payment of the SEC's prescribed rates at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the New York Regional Office of the SEC, 7 World Trade Center, New York, New York 10048. The SEC also maintains a Web site that contains reports, proxy, information state-ments and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

     Accompanying and forming a part of this Proxy Statement is the Company's Annual Report on Form 10-K (the "Annual Report") for the year ended December 31, 1997, as amended. In addition, the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 1998 accompany and form a part of this Proxy Statement.

Financial Information


                             Selected Financial Data

     The following table sets forth selected consolidated financial data of the Company for each of the last five years:

                                              1997           1996           1995           1994           1993
                                              ----           ----           ----           ----           ----
                                                          (In thousands, except per share amounts)

Net Sales                                 $   72,911     $   73,623     $   70,633     $    71,736    $   86,571

Net (Loss) Income                         $   (1,218)    $      364     $     (448)    $    (1,701)   $    3,918

Basic and Diluted
(Loss) Income per common share            $    (0.41)    $     0.12     $    (0.15)    $     (0.57)   $     1.32
                                          ----------     ----------     ----------     -----------    ----------

Total Assets                              $   74,262     $   72,845     $   75,716     $    71,730    $   73,124

Long Term Obligations                     $    5,081     $    4,499     $    4,683     $     2,431    $    2,504

Cash Dividends per Common Share*              None       $     0.10     $     0.10     $      0.10    $     0.30


*    Declared and paid in March of subsequent year.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Industrial Acoustics Company, Inc.:

     We have audited the consolidated financial statements and financial statement schedule of INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES as appearing in of this Proxy Statement. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We did not audit the financial statements and financial statement schedule of Industrial Acoustics Company Limited and Subsidiaries, a wholly owned subsidiary, which statements reflect total assets of $17,104,000 and $18,690,000 at December 31, 1997 and 1996,
respectively, and total revenues of $19,310,000, $22,126,000 and $23,731,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Those statements and schedule were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Industrial Acoustics Company Limited and Subsidiaries, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Industrial Acoustics Company, Inc. and Subsidiaries as of December 3l, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 3l,1997 in conformity with generally accepted accounting principles. In addition, in our opinion, based on our audits and the report of other auditors, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                      Coopers & Lybrand L. L. P.

New York, New York
March 11, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
  Industrial Acoustics Company Limited

     We have audited the consolidated balance sheets of Industrial Acoustics Company Limited and subsidiaries (a wholly owned subsidiary of Industrial Acoustics Company Inc.) as of 31st December 1997 and 1996 and the related consolidated statements of income and retained earnings, and cash flows and the financial statement schedule for each of the three years in the period ended 31st December 1997. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Industrial Acoustics Company Limited and subsidiaries as of 31st December 1997 and 1996 and the consolidated results of their operations and their cash flows for each of the three years in the period ended 31st December 1997 in conformity with accounting principles generally accepted in the United States. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly. in all material respects, the information required to be included therein.



                                                                   Kidsons Impey
                                                             Registered Auditors
                                                           Chartered Accountants



London
February 12, 1998

                              INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
                                          CONSOLIDATED BALANCE SHEETS
                                          December 31, 1997 and 1996
                                     (in thousands, except per share data)
                                                                                         1997           1998
                                                                                         ----           ----
ASSETS:
   CURRENT ASSETS:
     Cash and cash equivalents..................................................       $ 3,032         $ 1,254
     Short-term investments, available for sale.................................           457             218
     Receivables................................................................        17,843          22,713
     Costs and estimated earnings in excess of billings on uncompleted
       contracts................................................................         6,774           5,108
     Inventories................................................................         5,856           4,605
     Income tax receivable......................................................                           685
     Deferred income taxes......................................................           215             130
     Prepaid expenses...........................................................         1,609           1,473
                                                                                         -----           -----
                                                              Total Current Assets      35,786          36,186
MARKETABLE SECURITIES, available for sale.......................................        22,328          20,584
PROPERTY, PLANT AND EQUIPMENT, net..............................................        12,540          13,028
DEFERRED INCOME TAXES...........................................................           975             124
OTHER ASSETS....................................................................         2,633           2,923
                                                                                         -----           -----
                                                                      Total Assets     $74,262         $72,845
                                                                                       =======         =======

LIABILITIES AND SHAREHOLDERS' EQUITY:
   CURRENT LIABILITIES:
   Loans payable................................................................       $ 9,656         $ 8,775
   Accounts payable and accrued expenses........................................        16,167          15,606
   Income taxes.................................................................           193
   Customer deposits............................................................           730             389
   Current portion of long-term debt and capital lease obligations..............            78              71
   Billings In excess of costs and estimated earnings on uncompleted
     contracts..................................................................         1,491           1,128
                                                                                         -----           -----
                                                         Total Current Liabilities      28,315          25,969
CAPITAL LEASE OBLIGATIONS.......................................................         3,055           3,132
DEFERRED INCOME TAXES...........................................................           687
DEFERRED COMPENSATION...........................................................         1,339           1,367
                                                                                         -----           -----
                                                                 Total Liabilities      33,396          30,468
                                                                                        ======          ======

COMMITMENTS

SHAREHOLDERS' EQUITY:
   Common Stock, par value $.1 0 per share; authorized 5,000 shares; issued and
     outstanding 2,979 shares, excluding 87 shares held in treasury at par value           298             298
   Additional paid-in capital...................................................         2,223           2,223
   Equity Adjustments:
     Cumulative currency translation adjustment.................................          (117)            152
     Net unrealized gain (loss) on marketable securities........................           107            (167)
   Retained earnings............................................................        38,355          39,871
                                                                                        ------          ------

                                      -25-

                                                        Total Shareholders' Equity      40,866          42,377
                                                                                        ------          ------
                                        Total Liabilities and Shareholders' Equity     $74,262         $72,845
                                                                                       =======         =======

                  See notes to consolidated financial statements.

                              INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS of OPERATIONS
                              for the years ended December 31, 1997,1996 and 1995
                                     (in thousands, except per share daft)

                                                                         1997            1996           1995
                                                                         ----            ----           ----
REVENUES
   Net sales....................................................        $72,911         $73,623         $70,633
   Interest.....................................................          1,615           1,609           1,553
   Other........................................................            738             918             574
                                                                         ------          ------          ------
                                                                         75,264          76,150          72,760
                                                                         ------          ------          ------
COST AND EXPENSES
   Cost of products sold........................................         61,934          62,105          59,657
   Selling, administrative and general..........................         13,474          12,680          13,068
   Interest.....................................................            939           1,078             586
                                                                         ------          ------          ------
                                                                         76,347          75,863          73,311
                                                                         ------          ------          ------

(Loss) income before income taxes                                        (1,083)            287            (551)

Provision (benefit) for income taxes............................            135             (77)           (103)
                                                                         ------          ------          ------

Net (loss) income                                                       ($1,218)           $364           ($448)
                                                                        =======          ======          ======

Basic and diluted net (loss) income per common share............         ($0.41)          $0.12          ($0.15)
                                                                        =======          ======          ======

Weighted Average Number of Shares Outstanding:
   Basic........................................................          2,979           2,979           2,979
                                                                        =======          ======          ======
   Diluted......................................................          2,979           2,990           2,979
                                                                        =======          ======          ======






                 See notes to consolidated financial statements

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES

                                CONSOLIDATED STATEMENTS of SHAREHOLDERS' EQUITY
                             for the years ended December 31, 1997, 1996 and 1995
                                     (in thousands, except per share data)

                                      Common Stock*                    Equity Adjustments
                                      -------------                    ------------------
                                                                                      Net
                                                                                   Unrealized
                                    Number               Additional  Cumulative  Gain (Loss) on
                                      of                  Paid-in    Currency      Marketable    Retained
                                    Shares     Amount     Capital    Translation   Securities    Earnings     Total
                                    ------     ------     -------    -----------   ----------    --------     -----

Balance at December 3l, 1994..       2,979       $298     $2,223       ($325)      ($580)        $40,550     $42,166

  Net loss for 1995...........                                                                      (448)       (448)
  Cash dividends paid --  $.10
   per share..................                                                                      (298)       (298)
  Equity adjustments:
   Currency translation.......                                           (20)                                    (20)
   Net unrealized gain on
    marketable securities, net
    of income taxes
    of $306...................                                                     1,034                       1,304
                                   -------     ------    -------      ------      ------          ------      ------
Balance at December 31, 1995..       2,979        298      2,223        (345)        454          39,804      42,434

  Net income for 1996.........                                                                       364         364
  Cash dividends paid --  $.10
   per share..................                                                                      (297)       (297)
  Equity adjustments:
   Currency translation.......                                           497                                     497
   Not unrealized loss on
    marketable securities, net
    of income taxes                                                                                             (621)
    of $111...................                                                      (621)
                                   -------     ------    -------      ------      ------          ------      ------

Balance at December 31, 1996..       2,979        298      2,223         152        (167)         39,871     $42,377

  Net loss for 1997...........                                                                    (1,218)     (1,218)
  Cash dividends paid --  $.1 0
   per share..................                                                                      (298)       (298)
  Equity adjustments:
   Currency translation.......                                          (269)                                   (269)
   Not unrealized gain on
    marketable securities, net
    of Income taxes                                                                  274                         274
    of $182...................
                                   -------     ------    -------      ------      ------          ------      ------

Balance at December 31, 1997         2,979       $298     $2,223       ($117)      $ 107         $38,355     $40,866
                                   =======     ======    =======      ======      ======         =======     =======

* Excluding common stock held in treasury of 87 shares for all years presented.






See notes to consolidated financial statements

                              INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS of CASH FLOWS
                             for the years ended December 31, 1997, 1996 and 1995
                                     (in thousands, except per share data)

                                                                         1997           `1996           1995
                                                                         ----           -----           ----
OPERATING ACTIVITIES
   Net (loss) income............................................        ($1,218)            364           ($448)
   Adjustments to reconcile net (loss) income to net cash
    provided by (used in) operating activities:
     Depreciation and amortization..............................          1,267           1,305           1,204
     Deferred income taxes......................................           (431)           (184)            102
     Deferred compensation......................................            (28)             90              50
     Changes in operating assets and liabilities:
     Receivables................................................          4,489           4,731           2,736
     Costs and estimated earnings in excess of billings on
      uncompleted contracts.....................................         (1,667)          2,230          (3,288)
     Inventories and prepaid expenses...........................         (1,447)           (834)            395
     Income tax receivable......................................            685            (685)             --
     Accounts payable and accrued expenses......................            820            (776)            400
     Income taxes                                                           193            (131)          1,329
     Billings in excess of costs and estimated earnings on
      uncompleted contracts.....................................            364             103          (2,105)
     Customer deposits..........................................            346             103            (444)
     Other assets...............................................            345          (2,537)           (121)
                                                                         ------         -------         -------
               Net cash Provided by (used in) operating activities        3,718           3,779            (190)
                                                                         ------         -------         -------

INVESTING ACTIVITIES
   Purchase of property, plant and equipment....................         (1,024)         (1,956)         (3,964)
   Sales of short-term investments and marketable securities....          3,564          15,184           3,176
   Purchases of short-term investments and marketable securities         (5,091)        (14,103)         (3,738)
                                                                         ------         -------         -------
                             Net cash used in investing activities       (2,551)           (875)         (4,526)
                                                                         ------         -------         -------

FINANCING ACTIVITIES
   Loans payable, net...........................................          1,018          (2,720)          3,412
   Payments on long-term debt and capital lease obligations.....            (72)            (13)           (194)
   Dividends paid...............................................           (298)           (297)           (298)
                                                                         ------         -------         -------
                                    Net cash provided by (used in)
                                              financing activities          648          (3,030)          2,920
                                                                         ------         -------         -------
FOREIGN EXCHANGE
   Effect of exchange rate changes on cash......................            (37)           (126)             29
                                   Increase (decrease) in cash and
                                                  cash equivalents        1,778            (252)         (1,767)

Cash and cash equivalents at beginning of year..................          1,254           1,506           3,273
                                                                         ------         -------         -------
                          Cash and cash equivalents at end of year      $ 3,032          $1,254          $1,506
                                                                        =======         =======         =======

                                      -29-

                  See notes to consolidated financial statements.

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
                   NOTES to CONSOLIDATED FINANCIAL STATEMENTS
            (Dollars and shares in thousands, except per share data)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

     The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned. All significant intercompany accounts and transactions have been eliminated.

Management's Use of Estimates:

     In conformity with generally accepted accounting principles, management must make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents:

     The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Inventories:

     Inventories are stated at the lower of cost (first-in, first-out method) or market.

Long-term Construction Contracts:

     Estimated earnings on long-term construction type contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. Periodic reviews of estimated final revenues and costs during the terms of such contracts may result in revisions of contract estimates, the effects of which are recognized in the periods in which the revisions are determined. Provision for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     Included in receivables are retainages of $1,054 and $844 at December 31, 1997 and 1996, respectively. The Company expects to collect the open retainage in 1998.

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, continued
            (Dollars and shares in thousands, except per share data)


     Before tax operating results for 1997 and 1996 were decreased by $1,066 and $2,250, net, due to changes in revenues and cost estimates on long-term contracts.

Property, Plant and Equipment:

     Property, plant and equipment are carried at cost. Depreciation and amortization of property, plant and equipment, including leased property, are provided principally by the straight-line method based over the estimated useful lives of the depreciable assets or the term of the related leases, if less. The cost and accumulated depreciation or amortization of assets refined or sold are removed from the respective accounts and any gain or loss is recognized in operations.

Research and Development:

     Research and development expenditures, which are expensed as incurred, amounted to $825, $944 and $872 in 1997, 1996 and 1995, respectively.

Short-Term Investments and Marketable Securities:

     The Company primarily invests its available funds into U.S. federal, state and local government and corporate debt securities. The Company considers such investments to be "available-for-sale" as defined by Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for certain Investments in Debt and Equity Securities". SFAS 115 requires that the difference between the carrying value and market value, as of the balance sheet date, of available for-sale-investments be recorded as an adjustment to shareholders' equity.

     In the event of a decline in market value below carrying value ("Decline"), which is other than temporary and resulting from factors other than changes in interest rate, such Decline would be included in the operating results of the Company in the period in which it occurs. In addition, if a Decline exists for an investment which has been identified to be sold, such Decline would also be included in operating results in the period in which it is identified to be sold. During the year ended December 31, 1997, there were no Declines.

Earnings per Common Share Data:

     The Company adopted SFAS No. 128, "Earnings per Share," in 1997. As required by the statement, the Company restated all prior-period per share data presented. SFAS No. 128 requires presentation of both basic and diluted earnings per share. Basic

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, continued
            (Dollars and shares in thousands, except per share data)

earnings per share are calculated based on the weighted average number of shares of common stock outstanding during the reporting period. Diluted earnings per share are calculated giving effect to all potentially dilutive common shares, assuming such shares were outstanding during the reporting period.

     As required by SFAS No. 128, the Company has provided a reconciliation of basic weighted average shares to diluted weighted average shares within the table outlined below. The conversion of diluted shares has no impact on the Company's operating results. Options to purchase 200,000 shares of common stock were also outstanding at December 31, 1997 and 1995 but were not included in the computation of diluted earnings per share because they would have had an anti-dilutive effect on the earnings per share.

                                                                             1997          1996          1995
                                                                             ----          ----          ----

Weighted average number of shares - basic.............................       2,979         2,979         2,979
Dilutive effect of shares issuable as of year end under the
   stock option plan..................................................          --            11            --
                                                                             -----         -----         -----
Weighted average number of shares - diluted...........................       2,979         2,990         2,979
                                                                             =====         =====         =====

Concentration of Credit Risk:

     Financial instruments which potentially subject the Company to concentrations of credit risk include cash, cash equivalents, short-term investments, marketable securities and accounts receivable. The Company holds no collateral for these financial instruments. The Company places its available funds into government and corporate debt securities as well as investments with financial institutions and, by policy, limits the amount of credit exposure to any one issuer. Except for contracts with the United States Government, concentration of credit risk with respect to accounts receivables are limited due to a large diversified customer bass which is not concentrated in any one geographic area. Some of the Company's contracts with the United States Government have delivery schedules extending for more than one year. Under applicable United States Government procedures, such contracts may be subject to annual funding. Accordingly, there is some risk, even after a United States Government contract has been awarded to the Company, that the necessary funding for purposes of the contract may not be made available, in subsequent years, to the relevant United States Government agency. United States Government contracts may also be subject to cancellation, in which event, the Company would be entitled to recover incurred costs on completed units, work in progress and profits associated with such costs.

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, continued
            (Dollars and shares in thousands, except per share data)

Recently Issued Accounting Standards:

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in full set general purpose financial statements. SFAS No. 131 establishes accounting standards for the way that public business enterprises report selected information about operating segments and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 130 and SFAS No. 131 are required to be adopted by 1998. The Company is currently evaluating the impact, if any, of SFAS No. 130 and SFAS No. 131.

Foreign Currency Translation:

     All non-U.S. subsidiaries consider their local currencies to be their functional currencies. Net assets of non-U.S. subsidiaries are translated into U.S. dollars based on the current rates of exchange. Income and expense items are translated at the average exchange rate for the year. The resulting translation adjustments are recorded directly into a separate component of shareholders' equity.

     Foreign currency transaction gains and losses result from the periodic fluctuation in exchange rates, as measured at the respective balance sheet dates, for transactions denominated in currencies other than the respective functional currencies used by the Company and its subsidiaries. Such gains and losses are included in the Company's operating results in the period in which the exchange rate changes. The net foreign currency transaction (losses) gains included in (loss) income before taxes for 1 997,1996 and 1995 were ($169), $211 and ($52), respectively. These net foreign currency translation (losses) gains include ($149) and $366 in 1997and 1966, respectively, applicable to a U.S. dollar demand loan payable to the Company by its subsidiary, Industrial Acoustics Company Ltd (IAC Ltd).

Reclassification:

     Certain items in 1996 and 1995 have been reclassified to conform to the 1997 presentation.

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, continued
            (Dollars and shares in thousands, except per share data)

NOTE B - SHORT-TERM INVESTMENTS AND MARKETABLE SECURITIES

     The Company considers its marketable securities to be "available-for-sale", as defined by SFAS 115, and, accordingly, unrealized holding gains and losses are excluded from operations and reported as a net amount in a separate component of shareholders' equity.

     The following table summarizes the aggregate fair value of short-term investments and marketable securities, gross unrealized holding gains and losses, and the amortized cost basis of short term investments and marketable securities at December 31, 1997:

                                                                                   Unrealized Holding
                                                                                   ------------------
                                                Amortized     Market
Description                                    Cost Basis      Value        Gains       (Losses)        Net
-----------                                    ----------      -----        -----       --------        ---

Maturities within one year:
   Corporate debt securities...............      $  452       $  457       $    5       $    0        $    5
                                                -------      -------       ------       ------        ------
                                                    452          457            5            0             5
                                                -------      -------       ------       ------        ------
Maturities between one and five years:
   Corporate debt securities...............       3,616        3,698          116          (34)           82
   U.S. Government securities..............         501          518           17            0            17
   State and Local Government securities...         186          191            5            0             5
                                                -------      -------       ------       ------        ------
                                                  4,303        4,407          138          (34)          104
                                                -------      -------       ------       ------        ------
Maturities between five and ten years:
   Corporate debt securities...............       7,393        7,393          103         (103)           (0)
   U.S. Government securities..............         254          251            0           (3)           (3)
   State and local government securities...         120          122            3           (1)            2
                                                -------      -------       ------       ------        ------
                                                  7,767        7,766          106         (107)           (1)
                                                -------      -------       ------       ------        ------
Maturities after ten years
   Corporate debt securities...............       9,495        9,572          165          (88)           77
   State and local government securities...         590          583            9          (16)           (7)
                                                -------      -------       ------       ------        ------
                                                 10,085       10,155          174         (104)           70
                                                -------      -------       ------       ------        ------
                                                $22,607      $22,785       $  423        ($245)         $178
                                                =======      =======       ======       ======        ======

     The aggregate net unrealized gain of $178, less applicable taxes of $71, has been included as a $107 addition to shareholders' equity at December 31, 1997. At December 31, 1996, the aggregate net unrealized loss of $278, less applicable taxes of $111, was included as a $167 reduction in shareholders' equity.

     Realized gains and losses are included as a component of other income. For the year ended December 31, 1997, gross realized gains were $89 and gross realized losses were $38 for a total not realized gain of $51. For the years ended December 31, 1996 and 1995, net realized gains (losses) were $249 and ($120), respectively. In computing realized

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, continued
            (Dollars and shares in thousands, except per share data)


gains and losses, the Company computes the cost of its investments on a specific identification basis. Such cost includes the direct costs to acquire the securities, adjusted for the amortization of any discount or premium. The fair value of investments has been estimated based on quoted market prices.

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, continued
            (Dollars and shares in thousands, except per share data)

NOTE C - SUPPLEMENTAL BALANCE SHEET INFORMATION

                                                                                           December 31
                                                                                      1997             1998
                                                                                      ----             ----
RECEIVABLES:
   Completed orders, less allowances for doubtful accounts
     (1997-- $534 1996-- $913)..............................................       $15,266           $18,082
   Billings on uncompleted contracts........................................         1,560             3,648
   Other....................................................................         1,017               983
                                                                                   -------           -------
                                                                                   $17,843           $22,713
                                                                                   =======           =======
COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS:
   Direct costs incurred on uncompleted contracts...........................       $32,983           $45,776
   Estimated earnings.......................................................        15,376            21,049
                                                                                   -------           -------
                                                                                    48,359            66,825
   Low billings to date.....................................................       (43,076)          (62,845)
                                                                                   -------           -------
                                                                                    $5,283            $3,980
                                                                                   =======           =======
The above balance is included in the accompanying balance sheets under the following captions:
   Costs and estimated eamings in excess of billings on uncompleted contracts       $6,774            $5,108
   Billings in excess of costs and estimated earnings on uncompleted contracts      (1,491)           (1,128)
                                                                                   -------           -------
                                                                                    $5,283            $3,980
                                                                                   =======           =======
INVENTORIES:
   Materials and supplies...................................................        $2,246            $1,492
   Work in process..........................................................         3,610             3,113
                                                                                   -------           -------
                                                                                    $5,856            $4,605
                                                                                   =======           =======
PROPERTY, PLANT AND EQUIPMENT:
   Land.....................................................................          $203              $203
   Buildings................................................................        12,252            12,537
   Machinery, fixtures and equipment........................................        10,796             9,931
   Leasehold improvements...................................................           565               539
   Lab and wind tunnel......................................................           245               245
                                                                                   -------           -------
                                                                                    24,061            23,455

Less allowances for depreciation and amortization...........................       (11,521)          (10,427)
                                                                                   -------           -------
                                                                                   $12,540           $13,028
                                                                                   =======           =======

     In 1995, IAC Ltd. completed the acquisition of a 90,000 square foot factory in Winchester, England for $3,146. This purchase price and costs related to factory renovations were substantially financed with the proceeds of a short-term loan from Midland Bank. IAC Ltd moved to the Winchester facilities during the second quarter of 1996. For 1996, selling, administrative and general expenses include $683 attributable to the relocation.

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, continued
            (Dollars and shares in thousands, except per share data)

     Fully depreciated assets were $4,181 and $3,317 in 1997 and 1996, respectively.

OTHER ASSETS:

     In 1992, the Company entered into a Split-Dollar Life Insurance Agreement with Michael Hirschorn, a director of the Company, wherein the Company agreed to advance up to one-half of the amount of premiums on an insurance policy owned by Michael Hirschorn on the life of Martin Hirschorn, his father and President of the Company. The Company shall be reimbursed for such advances, which are non-interest bearing, by Michael Hirschorn upon the earlier to occur of the surrender of such policy or the payment of proceeds upon the death of Martin Hirschorn. As of December 31, 1997 and 1996, advances totaling approximately $391 and $344, respectively, are included in other assets.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

    Accounts payable.............................       $ 9,374      $ 9,764
    Accrued commissions..........................         1,726        1,844
    Salaries, wages and related items............         2,267        1,752
    Accrued expenses.............................         2,800        2,246
                                                        -------      -------
                                                        $16,167      $15,606
                                                        =======      =======

NOTE D - BORROWINGS

     Loans Payable -- The Company, as of December 31, 1997 and 1996, had outstanding $9,656 and $8,775 of short-term borrowings. At December 31, 1997, the Company borrowed $6,250 ($5,150 at December 31, 1996) under a $10,000 line of credit from a commercial bank. Such amount accrues interest, payable monthly, at a variable rate of 7.31% (7.1% at December 31, 1996) and is collateralized by marketable securities with a market value of $11,850. In addition, the Company owes $3,406 in the United Kingdom ($3,625 at December, 31, 1996) in connection with the purchase of property. The loan is payable on demand, is collateralized by the purchased property, and accrues interest, payable monthly, at 8.75% per annum at December 3l, 1997 (8% at December 3l, 1996). For the years ended December 31, 1997 and 1996, the weighted average interest rate on all short-term loans payable was 7.52% and 7.35% respectively. Interest paid amounted to $940, $1,100 and $563 in 1997, 1996 and 1995, respectively.

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, continued
            (Dollars and shares in thousands, except per share data)

     The carrying amount for the bank borrowings approximates fair value because the loans are short term.


NOTE E - INCOME TAXES

     The components of (loss) income before income taxes are as follows:

                                                                        1997          1996          1995
                                                                        ----          ----          ----

Domestic........................................................         $703          ($28)         $985
Foreign.........................................................       (1,786)          315        (1,536)
                                                                      -------       -------        ------
                                                                      ($1,083)         $287         ($551)
                                                                      =======       =======        ======

     Provision (benefit) for federal, foreign, state and local income taxes consist of the following:

                                                                        1997          1996          1995
                                                                        ----          ----          ----
         Current:
           Federal..............................................        $ 352          ($72)         $304
           Foreign..............................................          (21)           32          (471)
           State and local......................................          235            95            60
                                                                      -------       -------        ------
                                                                          566            55          (107)
                                                                      -------       -------        ------
         Deferred:
           Federal..............................................         (231)         (212)         (102)
           Foreign..............................................         (259)           86           (22)
           State and local......................................           59            (6)          128-
                                                                      -------       -------        ------
                                                                         (431)         (132)            4
                                                                      -------       -------        ------
                                                                        $ 135          ($77)        ($103)
                                                                      =======       =======        ======

     Deferred taxes at December 31, 1997 and 1996 consist of the following:

                                                                                      1997             1996
                                                                                      ----             ----
         Deferred tax assets:
           Inventory and accounts receivable reserves.......................        $  135            $  106
           Accrued expenses.................................................            80               115
           Deferred compensation............................................           701               618
           Marketable securities............................................             -
           Deferred gain in United Kingdom from intercompany



                                      -39-

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, continued
            (Dollars and shares in thousands, except per share data)


           sale of building                                                            309               111
           State and local net operating loss carry forwards................           274               120
                                                                                   -------           -------
         Total deferred tax assets                                                   1,499             1,070
                                                                                   -------           -------
         Deferred tax liabilities:..........................................
           Property, plant and equipment....................................           297               534
           Marketable securities............................................            71                 -
           Pension liability................................................           319               282
                                                                                   -------           -------
         Total deferred tax liabilities.....................................           687               816
                                                                                   -------           -------
         Net deferred tax asset.............................................        $  812            $  254
         Less: valuation allowance..........................................          (309)               --
                                                                                   -------           -------
                                                                                    $  503            $  254
                                                                                   =======           =======

         The valuation allowance was established for the amount by which deferred tax assets exceed deferred tax liabilities in ther United Kingdom as a result of the recent losses at IAC Ltd.

     The following table accounts for the differences between the actual provision and the amounts obtained by applying the statutory U.S. Federal Income tax rate of 34% to the income before Income taxes:

                                                                           1997          1996           1995
                                                                           ----          ----           ----

         Federal statutory tax rates...............................        (34)%          34%           (34)%
         State and local Income taxes, net of federal benefit......         18            (1)            29
         Nontaxable interest.......................................         --           (69)           (19)
         Different effective tax rate in the United Kingdom........         30             4              6
         Other.....................................................         (2)            5             (1)
                                                                          ----           ---            ---
                                                                            12%          (27)%          (19)%
                                                                          ====           ===            ===


     Accumulated undistributed earnings of foreign subsidiaries at December 31, 1997 aggregated $2,229. No federal income taxes have been provided, since the Company plans to reinvest undistributed earnings of the subsidiaries to finance expansion and meet operating requirements. If such earnings were distributed, foreign tax credits should be-

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, continued
            (Dollars and shares in thousands, except per share data)


come available under current law to reduce or eliminate the resulting U.S. income tax liability.

     Federal, foreign, state and local income taxes paid amounted to approximately $118, $488 and $70 in 1997, 1996 and 1995, respectively.


NOTE F - EMPLOYEE BENEFIT PLANS

     The Company has a Defined Contribution Tax Deferred Savings Plan covering all U.S. employees not covered by collective bargaining agreements. The Company's elective contribution is allocated to employees based on a five year average salary basis and is integrated with Social Security. In 1997, the Company expensed $300 in connection with this Plan.

     The Company has a defined benefit pension plan in the United Kingdom covering certain eligible employees. The Plan provides benefits based on years of service and an employee's average compensation for the last three years of employment before retirement. The Company's funding policy is to contribute amounts sufficient to meet the minimum funding requirements. Assets of the plan are comprised of a "with profits group" bond effected with an United Kingdom assurance company.

   Pension costs include the following components:

                                                                     1997          1`996          1995

   Service cost-- benefits earned during the period..........       $ 312         $ 309         $  450
   Interest cost on projected benefit obligation.............         465           389          1,137
   Actual return on plan assets..............................        (373)         (891)        (2,125)
   Net amortization and deferral.............................        (378)          275          1,026
                                                                    -----         -----         ------
   Pension cost of the defined benefit plans.................       $  26         $  82         $  488
                                                                    =====         =====         ======

     The funded status of the defined benefit plan and amounts recognized In the consolidated balance sheets at December 31, 1997 and 1996 are as follows:

                                                                                1997             1996

   Accumulated benefit obligation.....................................       $ 5,535           $ 5,233
                                                                             -------           -------
   Projected benefit obligation.......................................       $ 5,989           $ 5,696


                                      -41-

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, continued
            (Dollars and shares in thousands, except per share data)



   Plan assets at fair value..........................................         8,043             7,890
                                                                             -------           -------
   Plan assets in excess of projected benefit obligation..............         2,054             2,194

   Unrecognized net gain..............................................        (1,924)           (2,332)
   Unrecognized prior service cost....................................         1,053             1,195
   Unrecognized not transition asset..................................          (155)             (202)
                                                                             -------           -------
   Prepaid pension costs recognized in the balance sheet..............       $ 1,028             $ 855
                                                                             =======           =======

     Assumptions used to calculate the actuarial present value of the projected benefit obligation and the expected long-term return on assets for the defined benefit plan are as follows:

                                                             1997       1996
                                                             ----       ----
    Discount rate..........................................  8.5%        8.5%
    Rate of increase in future compensation levels.........  6.5%        6.5%
    Expected long term rate of return on plan assets.......  8.5%        8.5%

     The Company contributes to multi-employer pension plans on behalf of employees who are members of collective bargaining units. Benefit and asset information comparable to that shown above for the Company's plans are not determinable. Under the Employee Retirement Income Security Act of 1974, as amended, an employer upon withdrawal from a multi-employer plan is required to continue funding its proportionate share of the plan's unfunded vested benefits. The plan administrator has not provided the Company with information regarding its proportionate share of the plan's unfunded vested benefits (for withdrawal liability purposes); however, the Company has no immediate intention of withdrawing from the plan. Expenditures incurred amounted to $122, $145 and $119 In 1997, 1996 and 1995, respectively.

     The Company has deferred compensation agreements with certain present and past key officers, directors and employees ("participants"). The agreements provide for the participants to receive defined amounts after reaching age 65. The Company provides for the cost of the benefits payable under the agreements over the participants' active employment. During the years ended December 31, 1997, 1996 and 1995, the Company incurred expenses related to these agreements of $178, $202 and $164, respectively. As of December 31, 1997 and 1996, the accrued liability totaled $1,339 and $1,367, respectively. The Company has insured the lives of the participants to assist In the funding of this liability.

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, continued
            (Dollars and shares in thousands, except per share data)


NOTE G - LEASES

     The Company conducts a large part of Its operations from leased facilities which include manufacturing and office facilities. Certain leases include options to renew for periods ranging from 5 to 67 years. Certain Company leases also require it to pay all real estate taxes and operating costs and one lease is subject to periodic rental escalations.

     The following represents the amounts of assets under capital leases included in property, plant and equipment:

                                                           December 31
                                                      1997             1996
                                                      ----             ----
     Buildings and computer equipment.......         $3,295            $3,295

     Less accumulated amortization..........           (693)             (554)
                                                     ------            ------
                                                     $2,602            $2,741
                                                     ======            ======

     The building lease pertains to the New York manufacturing facility which expires in 2019. However, the Company has entered into an agreement with the landlord to purchase for $4,000 the approximately 72.500 square feet of manufacturing space it now leases from the landlord.

     Future minimum payments, by yearand in the aggregate, under capital leases and noncancellable operating leases with initial or remaining terms of one year or more consist of the following at December 31, 1997 (net of annual sub-lease income of $98 through 2002):

                                                    Capital        Operating
                                                     Leases         Losses
                                                     ------         ------
     Year ending December 31:
       1998......................................     $ 304         $ 409
       1999......................................       304           383
       2000......................................       304           110
       2001......................................       304            59
       2002......................................       291            19
       Later years...............................     4,645           851
                                                     ------        ------

     Total minimum lease payments................    $6,152        $1,831
                                                                   ======

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, continued
            (Dollars and shares in thousands, except per share data)


           Less amounts representing Interest...............      (3,019)

           Present value of minimum lease payments..........      (3,133)

           Less current portion.............................         (78)
                                                                  ------
                                                                  $3,055
                                                                  ======

                The composition of rental expense is as follows:

                                                     Year Ended December 31
                                                1997        1996          1995
                                                ----        ----          ----
           Minimum rentals..................   $1,030        $908        $1,275
           Sublease rental income...........     (145)         --
                                               ------       -----        ------
                                                 $885        $908        $1,275
                                               ======       =====        ======

NOTE H - STOCK OPTION PLAN

     On September 20, 1995, the Company adopted a stock option plan and granted options to key employees to purchase 200,000 shares of common stock, the maximum amount permitted under the plan, at $9.75 per share, the market value on the date of grant. Options became exercisable after one year at the rate of 25% per year for four consecutive years.

     In January 1997. the options granted in 1995 were rescinded and new options to purchase another 200,000 shares of common stock were granted at $8.00 per share, the market value on the date of grant. The options will become exercisable after one year at the rate of 25% per year for four consecutive years.

     Effective January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation", which allows companies to measure compensation cost in connection with employee stock compensation plans using a fair value based method or to continue to use an intrinsic value based method. The Company will continue to use the intrinsic value based method which generally does not result in compensation cost. Had compensation cost been determined under the fair value based method for the

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, continued
            (Dollars and shares in thousands, except per share data)

stock options granted In 1995, the Company's 1997 and 1996 net (loss) income per common share would have been changed to the pro forma amounts indicated below:

                                                    As Reported        Pro Forma
                                                    -----------        ---------
     Net (loss) Income
          1997......................................  ($1,218)          ($1,366)
          1996......................................     $364              $275
     Net (loss) Income per common share
          1997
     Basic and diluted..............................    ($0.41)          ($0.46)
          1996
     Basic and diluted..............................     $0.12            $0.09

     The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for the options granted in l995: -- dividend yield 1.17%; expected volatility 40%; risk free interest rate of 6.33%; and expected lives of 6 years.


NOTE I - GEOGRAPHIC INFORMATION

     The Company and its subsidiaries operate within a single industry segment which is the development, manufacturing, fabrication, and sale of products designed for noise control and acoustically conditioned environments. The Company's customers include governmental entities and companies in diversified industries.

     The Company primarily operates in two geographic areas: North America and Europe. North America includes the United States and Canada. Europe includes the United Kingdom and Germany. The following information sets forth the data by geographic area.

     During 1997, 1996 and 1995, revenues from the United States Government amounted to approximately $l2,282, $15,510 and $13,169, respectively.

                                                 North
                                              American(1)       European(2)      Elimination      Consolidated
Year ended December 31, 1997:
   Net sales to unaffiliated customers.          $53,645           $19,266                           $72,911


                                      -45-

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, continued
            (Dollars and shares in thousands, except per share data)

   Inter-area net sales................              139                             ($139)
                                                 -------           -------         -------           -------
                                                 $53,784           $19,266           ($139)          $72,911
                                                 =======           =======         =======           =======

   Operating profit (loss)(3)..........            1,322            (1,107)           (359)             (144)(4)
   Identifiable assets(5)..............           57,158            17,104                            74,262

Year ended December 31, 1996:
   Net sales to unaffiliated customers.          $51,521           $22,102                           $73,623
   Inter-area net sales................              226             1,864         ($2,090)               --
                                                 -------           -------         -------           -------
                                                 $51,747           $23,966         ($2,090)          $73,623
                                                 =======           =======         =======           =======

   Operating profit(3).................              832               791            (258)            1,365(4)
   Identifiable assets.................           54,155            18,690                            72,845

Year ended December 31, 1995:
   Net sales to unaffiliated customers.          $46,974           $23,659                           $70,633
   Inter-area net sales(3).............              336             1,368         ($1,704)
                                                 -------           -------         -------           -------
                                                 $47,310           $25,027         ($1,704)          $70,633
                                                 =======           =======         =======           =======

   Operating profit (loss)(3)..........            1,572            (1,537)                               35(4)
   Identifiable assets(s)(5)...........           58,850            16,866                            75,716


(1) Includes Canadian sales of $25, $114 and $448 in 1997, 1996 and 1995, respectively.

(2)  Includes German sales of $4,000, $3,891 and $4,691 in 1997,1996 and 1995, respectively.

(3)  North American operating profit includes royalty income of $101 (1997), $74
     (1996) and $419 (1995) charged against European operating profit and Canadian operating profit of $1 (1997), $1 (1996), and $1 (1995). European operating (loss) profit includes German operating profit (loss) of $61
     (1997), ($152) (1996) and $124 (1995).

(4) Excludes interest expense of $940, $1,078 and $586 in 1997, 1996 and 1995, respectively. The 1997 and 1996 elimination of $359 and $258, respectively, relates to interest on an intercompany loan.

(5) North American includes Canadian assets of $202 (1997), $253 (1996) and $244 (1995). European includes German assets of $1,722 (1997), $2041 (1996)
     and $1,862 (1995).

               INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
              NOTES to CONSOLIDATED FINANCIAL STATEMENTS, continued
            (Dollars and shares in thousands, except per share data)

NOTE J - SUBSEQUENT EVENT

                  The principal stockholder of the Company entered into a stock-purchase agreement, in January 1998, to sell his shareholdings, representing approximately 64% of the outstanding common stock of the Company, to IAC Holding Corp. whose principal investor is a European investment company.

                              INDUSTRIAL ACOUSTICS COMPANY, INC. and SUBSIDIARIES
                                SCHEDULE 11 - VALUATION and OUALIFYING ACCOUNTS
                                                (in thousands)

                Column A                     Column B             Column C             Column D       Column E
                --------                     --------             --------             --------       --------

                                                           Additions (Deductions)
                                                           ----------------------
                                            Balance at    Charged to      Other                      Balance at
                                            Beginning     Costs and      Accounts-   Deductions -      End of
Description                                 of Period      Expenses     Describe(1)   Describe(2)      Period
                                            ---------      --------     -----------   -----------      ------
Year ended December 31, 1997
   Allowances for doubtful accounts....      $ 913         ($391)          ($8)          $20          $ 534
Year ended December 31, 1996:
   Allowances for doubtful accounts....      $ 613           302            20           (22)         $ 913
Year ended December 31, 1995:
   Allowances for doubtful accounts....     $1,090          (362)            1          (116)         $ 613


(1) Represents the effect of exchange rate changes on translation of foreign currencies into U.S. dollars.

(2)  Represents write-offs (recoveries).

                                 [FORM OF PROXY]


-------------------------------------------------------------------------------
                       INDUSTRIAL ACOUSTICS COMPANY, INC.
                   1160 Commerce Avenue, Bronx, New York 10462

       Proxy Solicited on Behalf of the Board of Directors of the Company

     The undersigned hereby constitutes and appoints James A. Read and Robert M. Davies, and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders of Industrial Acoustics Company, Inc. (the "Company") to be held at 1160 Commerce Avenue, Bronx, New York 10462, on __________, 1998 at 10:00 a.m.
New York time and at any postponements and adjournments thereof, on all matters coming before said meeting.

1. Approval of the Agreement and Plan of Merger between IAC Holdings Corp. ("Holdings") and the Company dated as of May 20, 1998, pursuant to which Holdings will be merged with and into the Company and shareholders of the Company (other than Holdings) will receive $11.00 in cash for each share of Common Stock of the Company.

     / /     FOR

     / /     AGAINST

2. In their discretion, upon other matters as they may properly come before the meeting.

(Continued and to be signed on the other side.)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                          (Continued from other side.)

You are encouraged to specify your choices by marking the appropriate box, see reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons named on the reverse side as agents and proxies cannot vote your share unless you sign and return this card.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposal 1.

                                     Dated____________________________________
                                     1998

                                     -----------------------------------------

                                     ----------------------------------------

                                     -----------------------------------------
                                                     Signature(s)

                                     Please mark, sign and return
                                     promptly using the enclosed
                                     envelope. Executors, administrators,
                                     trustees, etc. should give a title
                                     as such. If the signer is a
                                     corporation, please sign full
                                     corporate name by duly authorized
                                     officer.

------------------------------------------------------------------------------






                                      -2-